Exhibit 5.2

Jeffery B. Erb

Vice President, Chief Corporate Counsel and

Corporate Secretary of

Berkshire Hathaway Energy

Company, as appointed counsel for

MidAmerican Energy Company

825 NE Multnomah Street, Suite 2000

Portland, Oregon 97232

503.813.5372 direct

503.813.6438 fax

JBErb@brkenergy.com

July 22, 2021

MidAmerican Energy Company, Suite 500

666 Grand Avenue

Des Moines, Iowa 50309-2580

Ladies and Gentlemen:

I am the Vice President, Chief Corporate Counsel and Corporate Secretary of Berkshire Hathaway Energy Company, as appointed counsel for MidAmerican Energy Company, an Iowa corporation (the “Company”), am an attorney authorized to practice law in the State of Iowa and have acted as counsel to the Company in connection with the offering by the Company of $500,000,000 aggregate principal amount of the Company’s 2.70% First Mortgage Bonds due 2052 (the “Bonds”). The Bonds have been offered pursuant to the Registration Statement on Form S-3, file no. 333-257069 (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated July 20, 2021, filed with the Commission on July 20, 2021 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated as of July 20, 2021, filed with the Commission on July 21, 2021 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”).

The Bonds have been issued pursuant to the Indenture, dated as of September 9, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 19, 2013 (the “First Supplemental Indenture”), and as supplemented by the Tenth Supplemental Indenture, dated as of July 22, 2021 (the “Tenth Supplemental Indenture”), between the Company and the Trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, the First Supplemental Indenture, the Tenth Supplemental Indenture, the Bonds and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original

MidAmerican Energy Company

July 22, 2021

documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1.    The Company is validly existing under the laws of its jurisdiction of incorporation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the First Supplemental Indenture, the Tenth Supplemental Indenture and the certificates evidencing the global Bonds.

2.    The Base Indenture, the First Supplemental Indenture, the Tenth Supplemental Indenture and the certificates evidencing the global Bonds have been duly authorized by all necessary corporate or other action and have been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa. This opinion is limited to the effect of the current state of the laws of the State of Iowa and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jeffery B. Erb

Jeffery B. Erb

Vice President, Chief Corporate Counsel and Corporate Secretary

of Berkshire Hathaway Energy Company,

as appointed counsel for MidAmerican Energy Company